Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF

FREQUENCY ELECTRONICS, INC.

ARTICLE I

Meetings of Stockholders

Section 1.1.     Annual Meetings. If required by applicable law, an annual meeting of stockholders shall be held for the election of directors at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business brought in accordance with these bylaws may be transacted at the annual meeting.

Section 1.2.     Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Chairperson of the Board of Directors, the President or the Board of Directors, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 1.3.     Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the record date for determining stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation.

Section 1.4.     Adjournments. Any meeting of stockholders, annual or special, may be adjourned from time to time by the person presiding over such meeting or by the holders of a majority of the votes entitled to be cast by the stockholders who are present in person or by proxy at such meeting, whether or not a quorum is present at such meeting, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of

Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 1.8 of these bylaws, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 1.5.     Quorum. Except as otherwise provided by law,  the certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the meeting may be adjourned in the manner provided in Section 1.4 of these bylaws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation or any subsidiary of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6.     Organization. Meetings of stockholders shall be presided over by the Chairperson of the Board of Directors, if any, or in his or her absence by the President, or in the absence of the foregoing persons by a chairperson designated by the Board of Directors, or in the absence of such designation by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7.     Voting; Proxies. Except as otherwise provided by or pursuant to the provisions of the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. Voting at meetings of stockholders need not be by written ballot. At all meetings of stockholders for the election of directors at which a quorum is present a plurality of the votes cast shall be sufficient to elect. All other elections and all questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the certificate of incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the corporation, or applicable law or pursuant to any regulation applicable to the corporation or its securities, be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock of the corporation which are present in person or by proxy and entitled to vote thereon.

Section 1.8.     Fixing Date for Determination of Stockholders of Record.

(a)     Meetings of Stockholders; Payment of Dividends or Other Distributions; Other Lawful Actions (Other than Stockholder Acton by Written Consent). In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action (other than to express consent to corporate action in writing without a meeting), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (1) in the case of determination of stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting and, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for determining the stockholders entitled to vote at such meeting, such date shall also be the record date for determining the stockholders entitled to vote at such meeting; and (2) in the case of any other action (other than to express consent to corporate action in writing without a meeting), shall not be more than sixty (60) days prior to such other action. If no record date is fixed as aforesaid: (1) the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose (other than to express consent to corporate action in writing without a meeting) shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for the stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 1.8(a) at the adjourned meeting.

(b)     Stockholder Action by Written Consent. The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or otherwise fixed pursuant to this Section 1.8(b). Any person seeking to have the stockholders of the corporation authorize, take or express, consent to corporate action in writing without a meeting shall, by written notice delivered to the Secretary at the principal executive offices of the corporation, request that the Board of Directors fix a record date for such purpose. The Board of Directors may fix a record date for such purpose, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors. If the Board of Directors fails within ten (10) days after the delivery of the aforesaid written notice to the Secretary to fix a record date for such purpose, the record date for determining stockholders entitled to express consent to such corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 1.9.     List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours at the principal place of business of the corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.9 or to vote in person or by proxy at any meeting of stockholders.

Section 1.10.     Action By Written Consent of Stockholders. Unless otherwise restricted by the certificate of incorporation, any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. In the event that a signed written consent or consents are delivered to the corporation in the manner provided by applicable law and these bylaws, the corporation may engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of such written consent or consents. In the event that the corporation engages such inspectors, then for the purpose of permitting the inspectors to perform such review no action by written consent in lieu of a meeting of stockholders shall be effective until such inspectors have completed their review, determined that the valid and unrevoked written consent or consents delivered to the corporation in accordance with applicable law and these bylaws represent at least the minimum number of votes necessary to take the action specified in the written consent or consents and certified such determination for entry in the book in which minutes of proceedings of stockholders are recorded, and such action by written consent will take effect as of the date and time of the certification of the written consent or consents and will not relate back to the date of the written consent or consents to take action were delivered to the corporation. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the corporation.

Section 1.11.     Inspectors of Election. The corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by applicable law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.12.     Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person at the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and, if such presiding person should so determine, such presiding person shall so declare to the meeting, and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of

Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.13.     Notice of Stockholder Nominations and Business.

(a)     Annual Meetings of Stockholders. Nominations of one (1) or more individuals for election to the Board of Directors (each, a “Nomination,” and more than one (1), “Nominations”) and the proposal of business other than Nominations (“Business”) to be considered by the stockholders of the corporation may be made at an annual meeting of stockholders only (1) pursuant to the corporation’s notice of meeting or any supplement thereto (provided, however, that reference in the corporation’s notice of meeting to the election of directors or to the election of members of the Board of Directors shall not include or be deemed to include Nominations), (2) by or at the direction of the Board of Directors, or (3) by any stockholder of the corporation who was a stockholder of record of the corporation at the time the notice provided for in this Section 1.13 is delivered to the Secretary and at the time of the annual meeting, who is entitled to vote at the meeting, and who complies with the procedures set forth in this Section 1.13. Clause (3) of the immediately preceding sentence shall be the exclusive means for a stockholder to make a Nomination or propose Business to be conducted at any annual meeting of stockholders.

(b)     Special Meetings of Stockholders. Only such Business shall be brought before and conducted at a special meeting of stockholders as shall have been brought before such special meeting pursuant to the corporation’s notice of meeting (provided, however, that reference in the corporation’s notice of meeting to the election of directors or to the election of members of the Board of Directors shall not include or be deemed to include Nominations). Nominations may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice provided for in this Section 1.13 is delivered to the Secretary and at the time of the special meeting, who is entitled to vote at such special meeting and upon such election, and who complies with the procedures set forth in this Section 1.13. Clause (2) of the immediately preceding sentence shall be the exclusive means for a stockholder to make a Nomination at any special meeting of stockholders. In the event the corporation calls a special meeting of stockholders for the purpose of electing one (1) or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may make Nominations of one (1) or more individuals (as the case may be) for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by Section 1.13(c)(1) shall be delivered to the Secretary at the principal executive offices of the corporation in accordance with Section 1.13(c)(1)(E).

(c)     Stockholder Nominations and Business. For Nominations and Business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to Section 1.13(a)(3), such stockholder must have given timely notice thereof in writing to the Secretary in compliance with this Section 1.13, and any such proposed Business must constitute a proper matter for stockholder action in accordance with the corporation’s certificate of incorporation, these bylaws and applicable law. For Nominations to be properly brought before a special meeting of stockholders by a stockholder pursuant to Section 1.13(b)(2), the stockholder must have given timely notice thereof in writing to the Secretary in compliance with this Section 1.13.

(1)     Stockholder Nominations.

(A)     Only individual(s) subject to a Nomination made in compliance with the procedures set forth in this Section 1.13 shall be eligible for election at an annual or special meeting of stockholders, and any individual(s) subject to a Nomination not made in compliance with this Section 1.13 shall not be considered nor acted upon at such meeting of stockholders.

(B)     For Nominations to be properly brought before an annual or special meeting of stockholders by a stockholder pursuant to Section 1.13(a)(3) or Section 1.13(b)(2), respectively, the stockholder must have given timely notice thereof in writing to the Secretary at the principal executive offices of the corporation pursuant to this Section 1.13. To be timely, the stockholder’s notice must be delivered to the Secretary as provided in Section 1.13(c)(1)(C) or Section 1.13(c)(1)(D), as applicable, in the case of an annual meeting of stockholders, and Section 1.13(c)(1)(E), in the case of a special meeting of stockholders, respectively.

(C)     In the case of an annual meeting of stockholders, to be timely, any Nomination made pursuant to Section 1.13(a)(3) shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred and twentieth (120th) day prior to the first anniversary of the immediately preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or after such anniversary date, notice by the stockholder must be so delivered not (x) earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and (y) later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the adjournment or postponement of an annual meeting of stockholders, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(D)     Notwithstanding Section 1.13(c)(1)(C), in the event that the number of directors to be elected to the Board of Directors at an annual meeting of stockholders is increased and there is no public announcement by the corporation naming the nominee(s) for the additional directorship(s) at least one hundred (100) days prior to the first anniversary of the date of the immediately preceding year’s annual meeting, the stockholder’s notice required by this Section 1.13 shall also be considered timely, but only with respect to nominee(s) for the additional directorship(s), if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement of additional directorship(s) is first made by the corporation.

(E)     In the case of a special meeting of stockholders, to be timely, any Nomination made pursuant to Section 1.13(b)(2) shall be delivered to the Secretary at the principal executive offices of the corporation not (x) earlier than the close of business on the one hundred and twentieth (120th) day prior to such special meeting and (y) later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement of the date of such special meeting and of the nominees proposed by the Board of Directors to be elected at such special meeting is first made by the corporation. In no event shall the adjournment or postponement of a special meeting of stockholders, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(F)     A stockholder’s notice of Nomination(s) pursuant to Section 1.13(a)(3) or Section 1.13(b)(2), as applicable, shall set forth:  (i) as to any Nomination to be made by such stockholder, (a) all information relating to the individual subject to such Nomination that is required to be disclosed in opposition proxy statements for the election of directors filed and disseminated by dissident or insurgent stockholders, at their own expense, in a contested election, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), without regard to the application of the Exchange Act to either the Nomination or the corporation and (b) such individual’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the Nomination is made (a) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (b) the class, series, and number of shares of capital stock of the corporation which are beneficially owned, within the meaning of Rule 13d-1 (or any successor thereto) promulgated under the Exchange Act, and/or owned of record by such stockholder and such beneficial owner and whether such stockholder or beneficial owner is a party to any Derivative Securities Arrangement, (c) any voting agreement, voting trust, proxy (other than a revocable proxy given in response to a solicitation made pursuant to and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding or relationship pursuant to which such stockholder has a right to vote any class or series of capital stock of the corporation, (d) a representation that the stockholder is a holder of record of capital stock of the corporation entitled to vote at such meeting and such stockholder (or a qualified representative of the stockholder) intends to appear in person or by proxy at the meeting to propose such Nomination, (e) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the individual subject to the Nomination and/or (2) otherwise to solicit proxies from stockholders of the corporation in support of such Nomination, (f) any significant equity interest of such stockholder and/or such beneficial owner in a principal competitor of the corporation, and (g) any direct or indirect interest of such stockholder and/or such beneficial owner in any contract with the corporation, any affiliate of the corporation, or any principal competitor of the corporation.

(G)     To be eligible to be a nominee for initial election as a director of the corporation at any annual or special meeting of stockholders, an individual must deliver (in accordance with the time periods prescribed for delivery of notice in compliance with this Section 1.13) to the Secretary at the principal executive offices of the corporation, a written questionnaire with respect to the background and qualification of such individual and the background of any other person on whose behalf the Nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such individual:

(i)     is not and will not become a party to (a) any agreement,

arrangement or understanding with, and has not given any commitment or assurance to, any person as to how such individual, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation, or (b) any Voting Commitment that could limit or interfere with such individual’s ability to comply, if elected as a director of the corporation, with such individual’s fiduciary duties under applicable law:

(ii)     is not and will not become a party to any agreement, arrangement or understanding with any person other than the corporation with respect to any direct or indirect compensation, reimbursement, indemnification or advancements in connection with any service, action or omission in his or her capacity as a director of the corporation that has not been disclosed to the corporation;

(iii)     is not and will not become a party to any Derivative Securities Agreement (as defined below) that has not been disclosed to the corporation; and

(iv)     in his or her individual capacity and for and on behalf of any person on whose behalf the Nomination is being made, will be in compliance, if elected as a director of the corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, business conduct, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

In addition, the corporation may require any individual subject to Nomination to furnish such other information as may reasonably be required by the corporation to determine the qualifications of such individual to serve as a director of the corporation.

(2)     Stockholder Business.

(A)     Only such Business shall be considered or conducted at an annual or special meeting of stockholders as shall have been brought before such meeting in compliance with the procedures set forth in this Section 1.13, and any Business not brought before such meeting in compliance with the procedures set forth in accordance with this Section 1.13 shall not be considered nor acted upon at such meeting of stockholders; provided, however, that if the Business is otherwise a proper subject of a stockholder proposal under Rule 14a-8 (or any successor thereto) promulgated under the Exchange Act (“Rule 14a-8”), the notice requirements of this Section 1.13(c)(2) with respect to such Business shall be deemed satisfied by a stockholder if the stockholder has notified the corporation of his, her, or its intention to present such Business at an annual meeting of stockholders in accordance with Rule 14a-8, and such Business has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting pursuant to Rule 14a-8.

(B)     In the case of an annual meeting of stockholders, to be timely, any such written notice of a proposal of Business pursuant to Section 1.13(a)(3) shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred and twentieth (120th) day prior to the first anniversary of the immediately preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or after such anniversary date, notice by the stockholder must be so delivered not (x) earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and (y) later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C)     A stockholder’s notice of a proposal of Business pursuant to Section 1.13(a)(3) shall set forth:  (i) as to the Business proposed by such stockholder, a brief description of the Business desired to be brought before the meeting, the text of the proposal or Business (including the text of any resolutions proposed for consideration and in the event that such Business includes a proposal to amend the bylaws of the corporation, the language of the proposed amendment), the reasons for conducting such Business at the meeting and any material interest in such Business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf such Business is made (a) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (b) the class, series, and number of shares of capital stock of the corporation which are owned beneficially and/or of record by such stockholder and such beneficial owner and whether such stockholder or beneficial owner is a party to any Derivative Securities Arrangement, (c) any voting agreement, voting trust, proxy (other than a revocable proxy given in response to a solicitation made pursuant to and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A), contract, arrangement, understanding or relationship pursuant to which such stockholder has a right to vote any class or series of capital stock of the corporation, (d) a representation that the stockholder is a holder of record of capital stock of the corporation entitled to vote at such meeting and such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to propose such Business, (e) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to approve or adopt the proposed Business and/or (2) otherwise to solicit proxies from stockholders of the corporation in support of such Business, (f) any significant equity interest of such stockholder and/or such beneficial owner in a principal competitor of the corporation, and (g) any direct or indirect interest of such stockholder and/or such beneficial owner in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation.

(d)     General.

(1)     Except as otherwise provided by law, the person presiding over any meeting of stockholders shall have the power and duty (A) to determine whether a Nomination or Business proposed to be brought before such meeting was made or proposed in accordance with the procedures set forth in this Section 1.13, and (B) if any proposed Nomination or Business was not made or proposed in compliance with this Section 1.13, to declare that such Nomination or Business shall be disregarded or that such proposed Nomination or Business shall not be considered, conducted or transacted. Notwithstanding the foregoing provisions of this Section 1.13, if the stockholder (or a qualified representative of such stockholder) does not appear at the annual or special meeting of stockholders to present a Nomination or Business, such Nomination or Business shall be disregarded and such Nomination or Business shall not be considered, conducted or transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(2)     For purposes of this Section 1.13, “public announcement” shall mean the first public disclosure by the corporation in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, or disclosed by the corporation in a document publicly filed by the corporation with the Securities and Exchange Commission.

(3)     For purposes of this Section 1.13, “Derivative Securities Arrangement” means any direct or indirect:

(A)     transaction or series of transactions, instrument, contract, agreement, arrangement, understanding or relationship with respect to any right, option, warrant, put, convertible or exchangeable security, swap agreement, stock appreciation right or right similar to any of the foregoing, whether or not presently exercisable, with an exercise, conversion or exchange privilege, or settlement payment or mechanism, related to any security of the corporation, or similar instrument, including, without limitation, transactions, instruments, contracts, agreements, arrangements, understandings or relationships of the type contemplated in Rule 16a-1(b) or (c)(6) of the General Rules and Regulations under the Exchange Act, which gives such person (or any of such person’s affiliates or associates) the economic equivalent of ownership of an amount of such securities due to the fact that the value of the derivative is explicitly determined in whole or in part by reference to the price or value of any security of the corporation;

(B)     transaction or series of transactions, agreement, arrangement, understanding, proxy or relationship that included or includes an opportunity for such person (or such person’s affiliates or associates), directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the corporation, to receive or share in the receipt of dividends payable on any security of the corporation separate or separable from the underlying shares, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the corporation or to increase or decrease the number of securities of the corporation which such person (or such person’s affiliates or associates) was, is or will be entitled to vote, in each case under (A) and this (B) of this Section 1.13(d), including, without limitation, any put or call arrangement, short position, borrowed shares or swap or similar arrangement; and

(C)     transaction or series of transactions, plan, agreement, arrangement, understanding or relationship with respect to the borrowing or lending of securities of the corporation or any interest therein, in each case under (A), (B) and (C) of this Section 1.13(d), without regard to whether (i) such derivative conveys any voting rights in any securities of the corporation to such person (or any of such person’s affiliates or associates), (ii) the derivative is required to be, or is capable of being, settled through delivery of any securities of the corporation, or (iii) such person (or any of such person’s affiliates or associates) may have entered into other transactions that hedge the economic effect of such derivative.

(4)     For purposes of this Section 1.13, (A) an “affiliate” of, or person “affiliated” with, a specified person, is a person that directly, or indirectly through one (1) or more intermediaries, controls or is controlled by, or is under common control with, the person specified, and (B) an “associate,” when used to indicate a relationship with any person, means (i) a corporation or organization of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the corporation or any of its subsidiaries.

(5)     Notwithstanding the provisions of these bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in these bylaws; provided, however, that any references in these bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to Nominations or Business to be considered pursuant to this Section 1.13.

(6)     Nothing in this Section 1.13 shall be deemed to affect (A) the rights or obligations, if any, of stockholders of the corporation to request inclusion of Business proposals in the corporation’s proxy statement pursuant to Rule 14a-8 (to the extent that the corporation or such proposals are subject to Rule 14a-8), or (B) the rights, if any, of the holders of any series of preferred stock of the corporation, if any, to elect directors pursuant to any applicable provisions of the certificate of incorporation.

ARTICLE II

Board of Directors

Section 2.1.     Number; Qualifications. The Board of Directors shall consist of not less than three (3) but not more than twelve (12) members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

Section 2.2.     Election; Resignation; Vacancies.

(a)     The stockholders shall elect directors at the annual meeting of stockholders, each of whom shall hold office until the next annual meeting of stockholders and his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.

(b)     Any director may resign at any time upon notice delivered to the Chairperson of the Board of Directors, President or Secretary.

(c)     Unless otherwise provided by law or the certificate of incorporation, any newly created directorship or any vacancy occurring in the Board of Directors for any cause may be filled by a majority of the remaining members of the Board of Directors, although such majority is less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal.

Section 2.3.     Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

Section 2.4.     Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairperson of the Board, the President or by the Secretary on the written request of any two members of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least forty-eight hours before the special meeting. If, at any special meeting of the Board of Directors, it is proposed that these bylaws be altered, amended or repealed, or new bylaws made, the notice of such special meeting of the Board of Directors shall contain a statement to the effect that these bylaws are proposed to be altered, amended or repealed, or new bylaws made, at such special meeting.

Section 2.5.     Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 2.6.     Quorum; Vote Required for Action. At all meetings of the Board of Directors the directors entitled to cast a majority of the votes of the whole Board of Directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the votes cast by the directors present thereat may adjourn such meeting until a quorum shall be obtained, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. Except in cases in which the certificate of incorporation, these bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 2.7.     Organization.

(a)     The Board of Directors may elect one of its members to be the Chairperson of the Board of Directors and may fill any vacancy in the position of Chairperson of the Board of Directors at such time and in such manner as the Board of Directors may determine. The Chairperson of the Board of Directors may but need not be an officer of or employed by the corporation.

(b)     If the Chairperson of the Board of Directors is not independent, the independent members of the Board of Directors may elect a Lead Independent Director, who shall not be an officer of or employed by the corporation and otherwise shall be independent. The Lead Independent Director, if elected, shall exercise and perform such powers and duties as may be assigned from time to time by the Board of Directors. For purposes of this Section 2.7(b), “independent” shall have the meaning set forth in the rules or regulations of any stock exchange applicable to the corporation.

(c)     The Chairperson of the Board of Directors shall preside at all meetings of the Board of Directors at which he or she is present and exercise and perform such other powers and duties as may be assigned from time to time by the Board of Directors. In the absence of the Chairperson of the Board of Directors, meetings of the Board of Directors shall be presided over by the Lead Independent Director, if elected, or, in the absence of the Lead Independent Director, the President (if he or she is a director) or, in the absence of the President, by a director chosen at the meeting. The Secretary shall act as secretary of meetings of the Board of Directors, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8.     Action by Unanimous Consent of Directors. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors.

Section 2.9.     Compensation. The Board of Directors shall have the authority to fix the compensation of directors.

ARTICLE III

Committees

Section 3.1.     Committees. The Board of Directors may designate one or more committees, each committee to consist of two or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors or these bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 3.2.     Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.

ARTICLE IV

Officers

Section 4.1.     Executive Officers; Election; Qualifications; Term of Office, Resignation; Removal; Vacancies. The Board of Directors shall elect a President, Treasurer and Secretary. The Board of Directors may also elect one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers and such other officers as it shall from time to time deem necessary or desirable. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 4.2.     Powers and Duties of Executive Officers. The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed in these bylaws or in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 4.3.     President. The President of the corporation shall be the Chief Executive Officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the Chief Executive Officer of a corporation. The President of the corporation shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he or she shall execute bonds, mortgages and other contracts in behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

Section 4.4.     Vice-President. Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him or her by resolution of the Board of Directors.

Section 4.5.     Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by resolution of the Board of Directors.

The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He or she shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Treasurer and all the financial condition of the corporation. If required by the Board of Directors, he or she shall give the corporation a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.

Section 4.6.     Secretary. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these bylaws, and in case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President or by the Board of Directors, upon whose requisition the meeting is called as provided in these bylaws. He or she shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors or the President. He or she shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President, and attest the same.

Section 4.7.     Assistant Treasurers and Assistant Secretaries. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the resolution of the Board of Directors.

Section 4.8.     Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairperson of the Board of Directors, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the corporation, for,  in the name and on behalf of the corporation, to cast the votes which the corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed for, in the name and on behalf of the corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 4.8 which may be delegated to an attorney or agent may also be exercised directly by the Chairperson of the Board of Directors, the President or any Vice President.

ARTICLE V

Stock

Section 5.1.     Certificates. Unless otherwise determined by the Board of Directors, shares of capital stock of the corporation shall be represented by certificates signed by or in the name of the corporation by any two officers of the corporation representing the number of shares registered in certificate form. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue. The corporation shall not have the power to issue a certificate in bearer form.

Section 5.2.     Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VI

Indemnification

Section 6.1.     Right to Indemnification. The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.

Section 6.2.     Prepayment of Expenses. The corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3.     Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.4.     Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5.     Other Sources. The corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, limited liability company, joint venture, trust, enterprise or non-profit enterprise.

Section 6.6.     Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 6.7.     Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VII

Miscellaneous

Section 7.1.     Fiscal Year. The fiscal year of the corporation shall end on April 30th of each year unless otherwise determined by resolution of the Board of Directors.

Section 7.2.     Seal. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its incorporation and the words “CORPORATE SEAL,” or be in such other form as may be approved from time to time by resolution of the Board of Directors.

Section 7.3.     Manner of Notice. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be given in any manner permitted by Delaware law. Without limiting the generality of the foregoing, notice to directors may be given by telecopier, telephone or other means of electronic transmission.

Section 7.4.     Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

Section 7.5.     Checks. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents or the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 7.6.     Dividends. Except as otherwise provided by law or  the certificate of incorporation, the Board of Directors may declare and pay dividends upon the shares of its capital stock and, before declaring and paying any dividend, the Board of Directors may set apart out of any funds of the corporation available for the declaration and payment of dividends, such sum or sums as the Board of Directors from time to time in its discretion deems proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or such other purpose or purposes as the Board of Directors shall deem conducive to the interest of the corporation.

Section 7.7.     Form of Records. Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 7.8.     Amendment of Bylaws. These bylaws may be altered, amended or repealed, and new bylaws made, by the Board of Directors, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by them or otherwise.

Section 7.9.     Exclusive Forum.

(a)     Unless the corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware (or, in the event the Court of Chancery of the State of Delaware lacks jurisdiction to hear such action, any state court located within the State of Delaware or, in the event all such state courts lack jurisdiction to hear such action, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim of breach of duty owed by any current or former director, officer, employee, stockholder or agent of the corporation to the corporation or the corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of duty, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, the certificate of incorporation or these bylaws (in each case, as may be amended from time to time), (iv) any action or proceeding to interpret, apply, enforce or determine the validity of the certificate of incorporation or these bylaws (in each case, as may be amended from time to time), including any right, obligation, or remedy thereunder, (v) any action or proceeding regarding indemnification or advancement or reimbursement of expenses arising out of the certificate of incorporation, these bylaws or otherwise, unless the corporation and the party bringing such action or proceeding have entered into a written agreement providing for any other forum or dispute resolution process, in which case such action or proceeding shall be subject to such written agreement, (vi) any action asserting a claim governed by the internal affairs doctrine or (vii) any action asserting one or more “internal corporate claims,” as that term is defined in Section 115 of the General Corporation Law of the State of Delaware, in all cases to the fullest extent permitted by law and subject to one of the courts having personal jurisdiction over the indispensable parties named as defendants.

(b)     Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Section 7.9. If any action the subject matter of which is within the scope of this Section 7.9 is filed in a court other than the Court of Chancery of the State of Delaware (or, in the event the Court of Chancery of the State of Delaware lacks jurisdiction to hear such action, any state court located within the State of Delaware or, in the event all such state courts lack jurisdiction to hear such action, the federal district court for the District of Delaware) (a “Foreign Action”) by or in the name of any stockholder (including any beneficial owner), such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware (or, in the event the Court of Chancery of the State of Delaware lacks jurisdiction to hear such action, any state court located within the State of Delaware or, in the event all such state courts lack jurisdiction to hear such action, the federal district court for the District of Delaware) in connection with any action brought in any such court to enforce the provisions of this Section 7.9 and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Failure to enforce the provisions of this Section 7.9 would cause the corporation irreparable harm and the corporation shall be entitled to equitable relief, including injunctive relief and specific performance to enforce the provisions of this Section 7.9.

(c)      If any provision of this Section 7.9 shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Section 7.9 (including, without limitation, each portion of any sentence of this Section 7.9 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby. The existence of any prior Alternative Forum Consent shall not act as a waiver of the corporation’s ongoing consent right as set forth in Section 7.9(a) with respect to any current or future actions or proceedings. To the extent that the Court of Chancery of the State of Delaware (or, in the event the Court of Chancery of the State of Delaware lacks jurisdiction to hear such action, any state court located within the State of Delaware or, in the event all such state courts lack jurisdiction to hear such action, the federal district court for the District of Delaware), does not have personal jurisdiction over the indispensable parties named as defendants, such parties must be given a reasonable opportunity to consent to such jurisdiction before any action or proceeding may be brought or maintained in any other court.